Exhibit 24.1

DTE ENERGY COMPANY

DIRECTORS’ POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS:

That each of the undersigned does hereby severally make, constitute and appoint David E. Meador, Bruce D. Peterson, N.A. Khouri, Lisa A. Muschong, Sharon L. Sabat, and Timothy E. Kraepel, and each of them, his or her true and lawful attorneys-in-fact to sign and execute for him or her and on his or her behalf, as a director of DTE Energy Company (the “Company”), the Company’s Registration Statement to be filed on Form S-3 and any amendments or supplements thereto (including any post-effective amendments) with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form(s) as they, or any of them, may approve, with respect to issues of the Company’s securities.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the undersigned as of this 26th day of July, 2012.

/s/ Lillian Bauder Lillian Bauder, Director	/s/ Mark A. Murray Mark A. Murray, Director

/s/ David Brandon David Brandon, Director	/s/ James B. Nicholson James B. Nicholson, Director

/s/ W. Frank Fountain W. Frank Fountain, Director	/s/ Charles W. Pryor, Jr. Charles W. Pryor, Jr., Director

/s/ Frank M. Hennessey Frank M. Hennessey, Director	/s/ Josue Robles, Jr. Josue Robles, Jr., Director

/s/ Charles G. McClure, Jr. Charles G. McClure, Jr., Director	/s/ Ruth G. Shaw Ruth G. Shaw, Director

/s/ Gail J. McGovern Gail J. McGovern, Director	/s/ James H. Vandenberghe James H. Vandenberghe, Director

/s/ Eugene A. Miller Eugene A. Miller, Director